UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 30, 2006
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE State or Other Jurisdiction of Incorporation or Organization	000-29598 Commission File No.	36-3252484 I.R.S. Employer Identification Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 1, 2006, Midwest Banc Holdings, Inc. (the “Company”) completed the acquisition of Royal American Corporation (“Royal”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 8, 2006 by and between the Company and Royal. In the transaction, Royal merged with and into the Company (the “Merger”) effective as of 12:01 a.m. Delaware time on July 1, 2006, with the Company being the surviving corporation in the Merger.
     In connection with the Merger, Thomas A. Rosenquist, a member of Royal’s board of directors, was appointed to the board of directors of the Company effective July 1, 2006. At that time, Mr. Rosenquist was also appointed to serve on the corporate governance and nominating committee of the Company’s board of directors. On August 22, 2006, Mr. Rosenquist was also appointed to serve on the compensation committee of the Company’s board of directors.
Item 7.01. Regulation FD Disclosure.
     On August 25, 2006, the Company announced that its board of directors declared a $0.13 per share dividend to its common stockholders. The dividend will be payable on October 4, 2006 to stockholders of record as of September 15, 2006. Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s declared dividend, which is incorporated herein by reference.
Note: the information in this report provided in item 7.01 (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 99.1 Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: August 25, 2006	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Executive Vice President and Chief Financial Officer